Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ferrellgas Partners, L.P. on Form S-8 of our reports dated September 24, 1998, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 1998.



DELOITTE & TOUCHE LLP
Kansas City, Missouri
September 23, 1999